Exhibit 1.8(d)(3)


                      AMENDMENT TO PARTICIPATION AGREEMENT

         Pursuant to the Participation Agreement, made and entered into as of the 16th day of March 1999, by and among MFS Variable Insurance Trust, Liberty Life Assurance Company of Boston and Massachusetts Financial Services Company, the parties do hereby agree to an amended Schedule A as attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect as of July 1, 1999.

                                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON its authorized officer,

                                    By: /s/ John Tymochko
                                        ---------------------------------
                                        John Tymochko
                                        Senior Vice President

                                    MFS VARIABLE INSURANCE TRUST,
                                    on behalf of the Portfolios
                                    By its authorized officer,

                                    By: /s/ James R Bordewick Jr.
                                        ---------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Secretary

                                    MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                    By its authorized officer,

                                    By: /s/ Jeffrey L Shames
                                        ----------------------------------
                                        Jeffrey L. Shames
                                        Chairman and Chief Executive Officer


38425

                                                              As of July 1, 1999

                                            SCHEDULE A

                                  ACCOUNTS, POLICIES AND PORTFOLIOS

                               SUBJECT TO THE PARTICIPATION AGREEMENT

==================================================================================================
          Name of Separate
          Account and Date                Policies Funded                   Portfolios
 Established by Board of Directors      by Separate Account           Applicable to Policies

==================================================================================================

       LLAC Variable Account          Modified Single Payment      MFS Growth with Income Series
           (Est. 7/10/98)                  Variable Life                MFS Research Series
                                                                       MFS Utilities Series
                                                                    MFS Emerging Growth Series

                                  Flexible Premium Variable Life
                                   All Subsequent Policyholders
                                   within LLAC Variable Account

--------------------------------------------------------------------------------------------------